As filed with the Securities and Exchange Commission on June 8, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Associated Banc-Corp
(Exact Name of Registrant as Specified in its Charter)

Wisconsin (State or other jurisdiction of incorporation or organization) 433 Main Street Green Bay, Wisconsin (Address of Principal Executive Offices)	39-1098068 (I.R.S. Employer Identification No.) 54301 (Zip Code)
Randall J. Erickson
Executive Vice President, General
Counsel and Corporate Secretary
433 Main Street
Green Bay, Wisconsin 54301
Telephone No.: (920) 491-7500
Facsimile No.: (920) 491-7010
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

Copy to:
C.J. Wauters
Godfrey & Kahn, S.C.
833 East Michigan Street, Suite 1800
Milwaukee, Wisconsin 53202
Telephone No.: (414) 273-3500
Facsimile No.: (414) 273-5198
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(3)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Senior Debt Securities of Associated Banc-Corp(1)
Subordinated Debt Securities of Associated Banc-Corp(1)
Common Stock, $0.01 par value, of Associated Banc-Corp(1)
Preferred Stock, $1.00 par value, of Associated Banc-Corp(1)
Depositary Shares of Associated Banc-Corp(1)(2)
Warrants of Associated Banc-Corp(1)
Units of Associated Banc-Corp(1)

(1)
This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, and delayed delivery contracts that may be issued by Associated Banc-Corp under which the counterparty may be required to purchase senior debt securities of Associated Banc-Corp, subordinated debt securities of Associated Banc-Corp, common stock of Associated Banc-Corp, preferred stock of Associated Banc-Corp, depositary shares of Associated Banc-Corp or warrants of Associated Banc-Corp, or pursuant to the antidilution provisions of such securities registered hereunder. In addition, senior debt securities of Associated Banc-Corp, subordinated debt securities of Associated Banc-Corp, common stock of Associated Banc-Corp, preferred stock of Associated Banc-Corp, depositary shares of Associated Banc-Corp or warrants of Associated Banc-Corp registered hereunder may be sold separately or as units with other such securities registered hereunder.

(2)
If Associated Banc-Corp elects to offer to the public fractional interests in shares of the preferred stock of Associated Banc-Corp registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and the preferred stock of Associated Banc-Corp will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares of Associated Banc-Corp.

(3)
An indeterminate amount of securities to be offered at indeterminate prices are being registered pursuant to this Registration Statement. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fees.

PROSPECTUS
Associated Banc-Corp
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units

Associated Banc-Corp or the selling security holders of Associated Banc-Corp may offer from time to time to sell, in one or more series, the securities described in this prospectus.
These securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.
The principal executive offices of Associated Banc-Corp are located at 433 Main Street, Green Bay, Wisconsin 54301, and the telephone number is (920) 491-7500.
We or our selling security holders will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
The shares of the common stock of Associated Banc-Corp are listed on the New York Stock Exchange under the symbol “ASB.” On June 2, 2021, the closing price of Associated Banc-Corp’s common stock was $22.87 per share.

Purchasers of securities should read and consider the information set forth in “Risk Factors” on page 3 of this prospectus and in the accompanying prospectus supplement, if any.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF ASSOCIATED BANC-CORP AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND, UNLESS SPECIFIED IN A PROSPECTUS SUPPLEMENT, WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This prospectus is dated June 8, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information provided under the heading “Where You Can Find More Information.”
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or which will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”
Unless the context otherwise indicates, the terms “us,” “we” and the “Company” refer to Associated Banc-Corp.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the SEC’s website: http://www.sec.gov. Our principal internet address is www.associatedbank.com. This reference to our Internet address is for informational purposes only, and the information contained on our website is not part of this prospectus.
This prospectus is a part of a registration statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.
Our SEC Filings (File No. 001-31343)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2020
Quarterly Report on Form 10-Q	Quarter ended March 31, 2021
Current Reports on Form 8-K	Filed on January 21, 2021 (Item 5.02 only); February 5, 2021; March 10, 2021 (Item 5.02 only); April 27, 2021; and April 28, 2021
Registration Statement on Form 8-A	Filed on December 11, 2014
We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:
Associated Banc-Corp
Attention: Corporate Secretary
433 Main Street
Green Bay, Wisconsin 54301
(920) 491-7500

RISK FACTORS
Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents that are incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. You can identify forward-looking statements by words such as “may,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “outlook,” “guidance” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.
Before you invest in our securities, you should be aware that the occurrence of the events discussed under the captions “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and discussed elsewhere in this prospectus and in the information incorporated by reference herein, could have an adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:
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Credit risks, including changes in economic conditions and risk relating to our allowance for credit losses on loans and investments.

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Liquidity and interest rate risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income.

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Operational risks, including processing, information systems, cybersecurity, vendor problems, business interruption, and fraud risks.

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Strategic and external risks, including economic, political, and competitive forces impacting our business.

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Legal, compliance, and reputational risks, including regulatory and litigation risks.

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The risk that our analyses of these risks and forces could be incorrect and / or that the strategies developed to address them could be unsuccessful.

The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ASSOCIATED BANC-CORP
General
We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended.
Our bank subsidiary, Associated Bank traces its history back to the founding of the Bank of Neenah in 1861. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when permission was received from the Federal Reserve System to acquire three banks. At December 31, 2020, we owned one nationally chartered commercial bank headquartered in Green Bay, Wisconsin, which serves local communities across the upper Midwest, one nationally chartered trust company headquartered in Wisconsin, and 13 limited purpose banking and nonbanking subsidiaries either located in or conducting business primarily in our three-state footprint (Wisconsin, Illinois, and Minnesota) that are closely related or incidental to the business of banking or financial in nature. Measured by total assets reported at December 31, 2020, we are the largest commercial bank holding company headquartered in Wisconsin.
Through Associated Bank and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses through 228 banking branches at December 31, 2020, serving more than 120 communities, primarily within our three-state branch footprint. Our business is primarily relationship-driven and is organized into three reportable segments: Corporate and Commercial Specialty; Community, Consumer, and Business; and Risk Management and Shared Services.
The Corporate and Commercial Specialty segment serves a wide range of customers including private clients, larger businesses, developers, not-for-profits, municipalities, and financial institutions by providing lending and deposit solutions as well as the support to deliver, fund, and manage such banking solutions. In addition, this segment provides a variety of investment, fiduciary, and retirement planning products and services to individuals, private clients, and small to mid-sized businesses. In serving this segment, we compete based on an in-depth understanding of our customers’ financial needs, the ability to match market competitive solutions to those needs, and the highest standards of relationship and service excellence in the delivery of these services. Delivery of services is provided through our corporate and commercial units, our commercial real estate unit, as well as our specialized industries and commercial financial services units. Within this segment we provide the following products and services: (1) lending solutions, such as commercial loans and lines of credit, commercial real estate financing, construction loans, letters of credit, leasing, asset based lending, and, for our larger clients, loan syndications; (2) deposit and cash management solutions such as commercial checking and interest-bearing deposit products, cash vault and night depository services, liquidity solutions, payables and receivables solutions, and information services; (3) specialized financial services such as interest rate risk management, foreign exchange solutions, and commodity hedging; (4) fiduciary services such as administration of pension, profit-sharing and other employee benefit plans, fiduciary and corporate agency services, and institutional asset management; and (5) investable funds solutions such as savings, money market deposit accounts, IRA accounts, certificates of deposit, fixed and variable annuities, full-service, discount and online investment brokerage; investment advisory services; trust and investment management accounts.
The Community, Consumer, and Business segment serves individuals, as well as small and mid-sized businesses, by providing lending and deposit solutions. In addition, the Corporation offered insurance and risk consulting services, until the sale of the business in June of 2020. In serving this segment, we compete based on providing a broad range of solutions to meet the needs of our customers in their entire financial lifecycle, convenient access to our services through multiple channels such as branches, phone-based services, online and mobile banking, and a relationship-based business model which assists our customers in navigating any changes and challenges in their financial circumstances. Delivery of services is provided through our various consumer banking and community banking units. Within this segment we provide the following products and services: (1) lending solutions such as residential mortgages, home equity loans and lines of credit, personal and installment loans, business loans, and business lines of credit, and (2) deposit and transactional solutions such as checking, credit, debit and pre-paid cards, online banking and bill pay, and money transfer services.

The Risk Management and Shared Services segment includes key shared operational functions and also includes residual revenue and expenses, representing the difference between actual amounts incurred and the amounts allocated to operating segments, including interest rate risk residuals (funds transfer pricing mismatches) and credit risk and provision residuals (long-term credit charge mismatches).
Our primary sources of revenue, through our banking subsidiary, are net interest income (predominantly from loans and investment securities), and noninterest income (principally fees and other revenue from financial services provided to customers or ancillary services tied to loans and deposits).
We are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on us.
Our principal executive office is located at 433 Main Street, Green Bay, Wisconsin 54301, and our telephone number at that address is (920) 491-7500.
CERTAIN REGULATORY CONSIDERATIONS
General
As a bank holding company under the Bank Holding Company Act, we and our business activities are subject to the supervision, examination and regulation of the Federal Reserve Board (the “FRB”).
For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated. This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and the banking system as a whole, not for the protection of investors.
We are a member of the Federal Reserve System. Our subsidiary banks are subject to regulation by the Office of the Comptroller of the Currency (the “OCC”), and their deposits are insured by the FDIC.
Restrictions on Payment of Dividends
Banking Subsidiary Dividends
We are a legal entity separate and distinct from our banking and other subsidiaries. A substantial portion of our revenue comes from dividends paid to us by Associated Bank. The OCC’s prior approval of the payment of dividends by Associated Bank to us is required only if the total of all dividends declared by Associated Bank in any calendar year exceeds the sum of such subsidiaries’ retained net income for that year and their retained net income for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits national banks from paying dividends that would be greater than the bank’s undivided profits after deducting statutory bad debt in excess of the bank’s allowance for loan losses. In addition, under the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”), an insured depository institution, such as Associated Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the FDICIA).
Holding Company Dividends
In addition, we and Associated Bank is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the requirements of the FRB, we, as a bank holding company, are required to serve as a source of financial strength to Associated Bank and to commit resources to support it. In addition, consistent with its “source of strength” policy, the FRB has stated that, as a matter of prudent banking, a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of its bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company’s ability to serve as a source of strength. The appropriate federal regulatory authorities have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice and that banking organizations should generally pay dividends only out of current operating earnings.
USE OF PROCEEDS
Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities will be added to our general corporate funds and may be used for:
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debt reduction or debt refinancing;

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investments in or advances to subsidiaries;

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acquisitions of bank and nonbank subsidiaries;

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repurchase of shares of our common stock or other securities; and

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other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our subsidiary bank.
We will receive no proceeds from sales of securities by selling security holders pursuant to this prospectus and any accompanying prospectus supplement.
The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.
DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES
General
We have described below certain general terms that may apply to the debt securities issued pursuant to this prospectus. We will describe the particular terms of any such debt securities we offer to you in the prospectus supplement relating to those debt securities.
We will issue the senior debt securities under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and we will issue the subordinated debt securities under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures for the senior debt securities and the subordinated debt securities is not complete. You should refer to the indentures, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
Neither of the indentures limits the amount of senior and subordinated debt securities that we may issue. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all “senior indebtedness” (as defined below under “Subordinated Debt Securities — Subordination”). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all “other financial obligations” (as defined below under “Subordinated Debt Securities — Subordination”).
We are a bank holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will be subordinated in right of payment to claims of creditors of our subsidiaries, except to the extent that Associated Banc-Corp may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors, other than

Associated Banc-Corp, include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.
We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to a particular series of debt securities being offered the particular amounts, prices, and terms of those debt securities. These terms may include:
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the title and type of the senior and subordinated debt securities;

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any limit on the aggregate principal amount or aggregate initial offering price of the senior and subordinated debt securities;

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the purchase price of the senior and subordinated debt securities;

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the dates on which the principal of the senior and subordinated debt securities will be payable;

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the interest rates of the senior and subordinated debt securities, or the method for determining those rates, and the interest payment dates for the senior and subordinated debt securities;

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the places where payments may be made on the senior and subordinated debt securities;

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any mandatory or optional redemption provisions applicable to the senior and subordinated debt securities;

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any sinking fund or similar provisions applicable to the senior and subordinated debt securities;

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the authorized denominations of the senior and subordinated debt securities, if other than $1,000 and integral multiples of $1,000;

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if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the senior and subordinated debt securities will be payable (which currencies may be different for principal, premium, and interest payments);

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any conversion or exchange provisions applicable to the senior and subordinated debt securities;

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any defaults and events of default applicable to the senior and subordinated debt securities (if not described in this prospectus);

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whether the senior and subordinated debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

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any other specific terms of the senior and subordinated debt securities.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the debt securities.
Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special U.S. federal income tax or other information relating to original issue discount securities.
Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the U.S. federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.
Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities only in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the senior and subordinated debt securities at the corporate trust office of the trustee. You may also make transfers or exchanges of senior and subordinated debt securities at that location. We also have the right to pay interest on any senior and subordinated debt securities by check mailed to the registered holders of such debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to Associated Banc-Corp. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.
Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of Associated Banc-Corp.
The senior and subordinated debt securities may be offered together with warrants to purchase additional senior and subordinated debt securities, warrants to purchase shares of common stock or warrants to purchase shares of preferred stock. We may also issue debt securities exchangeable for or convertible into other series of our senior and subordinated debt securities. The applicable prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange, or conversion of those securities. See “Description of Warrants” below.
Senior Debt Securities
The senior debt securities will be direct, unsecured general obligations of Associated Banc-Corp, will constitute senior indebtedness of Associated Banc-Corp, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.
Limitation on Disposition of Stock of Principal Subsidiary Bank.   The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any of our wholly-owned subsidiaries will dispose of any shares of voting stock of our principal subsidiary bank, or any securities convertible into, or options, warrants, or rights to purchase, shares of voting stock of our principal subsidiary bank, except to Associated Banc-Corp or another of our wholly-owned subsidiaries. In addition, the covenant provides that neither we nor any of our wholly-owned subsidiaries will permit our principal subsidiary bank to issue any shares of its voting stock (other than directors’ qualifying shares), or securities convertible into, or options, warrants, or rights to purchase, shares of its voting stock.
The above covenant is subject to our rights in connection with a consolidation or merger of Associated Banc-Corp with or into another person or a sale of our assets. The covenant also will not apply if:
(1)   (a) the disposition in question is made for fair market value, as determined by the board of directors of Associated Banc-Corp; and (b) after giving effect to the disposition, we and any one or more of our wholly-owned subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank in question or any successor to that principal subsidiary bank, free and clear of any security interest; or
(2)   the disposition in question is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.
The above covenant also does not restrict our principal bank subsidiary from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) Associated Banc-Corp, or its successor, and any one or more of our wholly-owned subsidiaries own at least 80% of the voting stock of the resulting bank, and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the senior indenture shall have happened and be continuing.
The senior indenture defines the term “principal subsidiary bank” to mean any of our subsidiaries which is a commercial bank and which has total assets equal to 30 percent or more of the total consolidated assets of Associated Banc-Corp as of the date of our most recent audited consolidated financial statements. At present, Associated Bank, National Association is our sole subsidiary bank which constitutes a principal subsidiary bank under this definition. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent our principal subsidiary bank from engaging in a sale of assets to the extent otherwise permitted by the senior indenture.
Events of Default.   The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:
(1)   default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;
(2)   default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;
(3)   default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for 5 days;
(4)   default in the performance, or breach, of any of the other covenants or warranties in the senior indenture, and continuance of such default or breach for a period of 60 days after notice has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding securities of that series;
(5)   specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp; and
(6)   any other event of default specified with respect to senior debt securities of that series.
If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.
We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.
Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture.
The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.
Defeasance and Covenant Defeasance.   The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:
•
defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•
covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.
As used in the senior indenture, “U.S. government obligations” are:
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direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not redeemable by the issuer; and

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certain depositary receipts with respect to an obligation referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that is guaranteed as a full faith and credit obligation of such foreign government or governments and that is not callable or redeemable by the issuer.
As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.
If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.
Modification and Waiver.   The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:
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evidence the assumption by another person of our obligations;

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add covenants for the benefit of the holders of all or any series of senior debt securities;

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add any additional events of default;

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add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

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add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

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secure any senior debt security;

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establish the form or terms of senior debt securities of any series;

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evidence the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the senior indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

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cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment may, however, without the consent of the holder of each outstanding senior debt security affected:
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change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

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reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

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change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

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impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

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reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

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modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium, or interest or in the performance of certain covenants.
Consolidation, Merger, and Sale of Assets.   We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into Associated Banc-Corp, as long as:
•
the successor is a person organized under U.S. law;

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the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

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after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease of our properties and assets complies with the senior indenture and that all conditions precedent to such transaction have been complied with.

Subordinated Debt Securities
The subordinated debt securities will be direct, unsecured general obligations of Associated Banc-Corp. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or other financial obligations we may incur.
Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.
The holders of subordinated debt securities of a series that are specified to be convertible into our common stock or other securities will be entitled as specified in the applicable prospectus supplement to convert those convertible subordinated debt securities into common stock or such other securities, at the conversion price, at the times, and on the terms set forth in the prospectus supplement.

Subordination.   The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and effectively subordinated to all existing and future debt and other liabilities of our subsidiaries and, upon the occurrence of certain events of insolvency, will be subordinated to the prior payment in full of our general obligations.
As used in this prospectus, “senior indebtedness” means (1) the principal of (and premium, if any) and interest in respect of indebtedness of the Company for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (2) all capital lease obligations of the Company; (3) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (4) all obligations of the Company in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of the Company whether or not such obligation is assumed by the Company; and (8) any deferrals, renewals or extensions of any such senior indebtedness. Senior indebtedness does not include the subordinated debt securities issued under the subordinated indenture, any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities issued under the subordinated indenture, and any indebtedness between or among the Company and its affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by the Company pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to subordinated debt securities issued under the subordinated indenture.
The subordinated indenture defines “general obligations” as all obligations of the Company to make payment on account of claims of general creditors, other than (A) obligations on account of senior indebtedness and (B) obligations on account of subordinated debt securities issued under the subordinated indenture and indebtedness for money borrowed ranking pari passu with or subordinate to subordinated debt securities issued under the subordinated indenture.
If the Board of Governors of the Federal Reserve System (or other Federal banking supervisor that is at the time of determination the Company’s primary Federal banking supervisor) shall promulgate any rule or issue any interpretation defining or describing the term “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company (including a financial holding company, if applicable) in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company (including a financial holding company, if applicable) must be subordinated to be included in capital, to include any obligations not included in the definition of “senior indebtedness” under the subordinated indenture, the term “general obligations” will mean such obligations as defined or described in the first such rule or interpretation, other than obligations described in clauses (A) and (B) above.
If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities.
No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:
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a default in the payment of principal of (or premium, if any) or interest on senior indebtedness;

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an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

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if any judicial proceeding shall be pending with respect to any such default.

In addition, upon our dissolution, winding-up, liquidation, or reorganization:
•
we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities, and

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if, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors who hold other financial obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.
No Limitation on Disposition of Voting Stock of Principal Subsidiary Bank.   The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of our subsidiary bank, or securities convertible into, or options, warrants, or rights to purchase shares of, voting stock of our subsidiary bank. The subordinated indenture also does not prohibit our subsidiary bank from issuing any shares of their voting stock or securities convertible into, or options, warrants, or rights to purchase shares of, their voting stock.
Events of Default.   An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series (or, if any securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.
In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:
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our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

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our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

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our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the indenture;

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any event of default under the subordinated indenture; and

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any other default regarding that series of debt securities.

If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.
Defeasance and Covenant Defeasance.   The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in “Senior Debt Securities — Defeasance and Covenant Defeasance.”

Modification and Waiver.   The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in “Senior Debt Securities — Modification and Waiver”. Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:
•
modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities; or

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adversely affect the right to convert any subordinated debt security.

Consolidation, Merger, and Sale of Assets.   We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp under the same terms described above in “Senior Debt Securities — Consolidation, Merger, and Sale of Assets.”
Conversion.   The subordinated indenture contains provisions providing for the designation of any series of subordinated debt securities as convertible into our common stock upon the exercise by the holder of the right to convert such series of subordinated debt securities into common stock in accordance with the terms of the subordinated indenture.
Information Concerning the Trustee
Associated Banc-Corp and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.
Governing Law
The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF COMMON STOCK
We have one class of common stock, the Associated Banc-Corp common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 152,880,296 shares were outstanding as of June 1, 2021, exclusive of shares held in treasury.
The following summary of the material terms and rights of our common stock is not complete. You should refer to the applicable provision of our Amended and Restated Articles of Incorporation, as amended, for a complete statement of the terms and rights of our common stock.
Dividend Rights
Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our Series C, Series D, Series E and Series F Preferred Stock and any other series of preferred stock that may be designated, issued and outstanding from time to time, if and to the extent so provided under the terms of such series. No share of our common stock is entitled to any preferential treatment with respect to dividends.
Voting Rights
Each holder of our common stock will be entitled at each shareholders’ meeting, with regard to each matter to be voted on, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation
Subject to and to the extent of the rights of holders of any of our preferred stock which may be designated, issued and outstanding from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our shareholders, on a pro rata basis.
Miscellaneous
Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. The transfer agent, registrar, and dividend disbursement agent for our common stock shall be named in the applicable prospectus supplement.
DESCRIPTION OF PREFERRED STOCK
Under our Amended and Restated Articles of Incorporation, as amended, our board of directors is authorized, without further shareholder action, to issue up to 750,000 shares of preferred stock, $1.00 par value per share, in one or more series, and to determine the preferences, limitations and relative rights of each series. Except for the (i) 65,000 shares of our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, with a liquidation preference of $1,000 per share, all of which were outstanding as of June 1, 2021, (ii) 100,000 shares of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $1,000 per share, 99,458 of which were outstanding as of June 1, 2021, (iii) 100,000 shares of our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $1,000 per share, all of which were outstanding as of June 1, 2021 and (iv) 100,000 shares of our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, with a liquidation preference of $1,000 per share, all of which were outstanding as of June 1, 2021, no shares of our authorized preferred stock are currently designated or outstanding. We may amend our Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Amended and Restated Articles of Incorporation and the Wisconsin Business Corporation Law.
Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over Associated Banc-Corp, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.
We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include, without limitation:
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the number of shares being offered;

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the title and liquidation preference per share;

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the purchase price;

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the dividend rate or method for determining that rate;

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the dates on which dividends will be paid;

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whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

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any applicable redemption or sinking fund provisions;

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any applicable conversion provisions;

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any applicable voting rights;

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whether we have elected to offer depositary shares with respect to that series of preferred stock; and

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any additional dividend, liquidation, redemption, sinking fund, and other rights and restrictions applicable to that series of preferred stock.

We will disclose the terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our Amended and Restated Articles of Incorporation, as amended, and to our Articles of Amendment relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. We will file amendments to our Articles of Incorporation designating and setting forth the terms of each series of preferred stock with the SEC promptly after the offering of any such series of preferred stock.
The preferred stock will, when issued, be fully paid and nonassessable. The preferred stock will have no preemptive or other subscription rights, nor will it be entitled, as of right, to purchase or subscribe for any part of our unissued stock or of any additional stock issued by reason of any increase in our authorized capital stock or other securities whether or not convertible into shares of our common stock.
6.125% Non-Cumulative Perpetual Preferred Stock, Series C
As of June 1, 2021, there were 65,000 shares of our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series C Preferred Stock” or the “Series C Shares”) issued and outstanding. The depositary is the sole holder of the Series C Preferred Stock, as described under “Depositary Shares Representing the Series C Shares” below, and all references in this prospectus to the holders of the Series C Shares shall mean the depositary. However, the holders of the depositary shares representing the Series C Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Shares, as described under “Depositary Shares Representing the Series C Shares.” This summary of the Series C Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series C Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.
On April 27, 2021, the Board of Directors of the Company called for redemption on June 15, 2021 of all of its outstanding depositary shares representing a 1/40th interest in a share of Series C Preferred Stock.
Each holder of Series C Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series C Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we do not declare dividends or do not pay dividends in full on the Series C Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable.
The Series C Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series C Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series C Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “— Liquidation Rights.”
The Series C Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series C Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series C Shares.
Ranking
The Series C Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series C Shares. The Series C Shares rank equally with our 5.375% Non-Cumulative Perpetual

Preferred Stock, Series D, our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, and our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.
During any Dividend Period (as defined below), so long as any Series C Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series C Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series C Shares that have been called for redemption as described below under “Redemption”:
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no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

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no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us.

On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series C Shares and other equity securities designated as ranking on parity with the Series C Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series C Shares and the dividend parity stock shall be shared:
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first ratably by the holders of any such shares, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•
thereafter by the holders of these shares on a pro rata basis.

We have agreed, in the Articles of Amendment to our Amended and Restated Articles of Incorporation establishing the terms of the Series C Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series C Shares.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Shares from time to time out of any funds legally available for such payment, and the Series C Shares shall not be entitled to participate in any such dividend.
Dividends
General
Dividends on the Series C Shares are not mandatory. Holders of Series C Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series C Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 6.125%, applied to the fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series C Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series C Shares commenced upon (and included) the date of original issuance of the Series C Shares. If additional Series C Shares are issued at a future date, the first Dividend Period for such Series C Shares will commence upon (and include) (i) if the Series C Shares are issued on a Dividend Payment Date, the date on which the Series C Shares were issued and (ii) if the Series C Shares are not issued on a Dividend Payment Date, the most recent Dividend Payment Date preceding the date on which the Series C Shares were issued.

Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series C Shares. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.
The dividend payable per Series C Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment.
We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series C Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy guidelines. The Federal Reserve Board (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency, as defined below), is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.
Dividends are Non-Cumulative
Dividends on the Series C Shares are non-cumulative. We have no obligation to pay dividends for the corresponding Dividend Period after that Dividend Payment Date or to pay interest with respect to these dividends, whether or not we declare dividends on the Series C Shares for any subsequent Dividend Period.
Redemption
On April 27, 2021, the Board of Directors of the Company called for redemption on June 15, 2021 of all of its outstanding depositary shares representing a 1/40th interest in a share of Series C Preferred Stock.
Optional Redemption
The Series C Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series C Shares may be redeemed on or after June 15, 2020 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series C Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series C Shares on and after the redemption date. Neither the holders of Series C Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Shares.
Redemption Following a Regulatory Capital Event
We may redeem the Series C Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series C Shares; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of the Series C Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series C Shares, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series C Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series C Share is outstanding. Dividends will not accrue on those Series C Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.
Redemption Price
The redemption price for any redemption of Series C Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series C Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date.
Redemption Procedures
If Series C Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series C Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series C Shares or the depositary shares representing the Series C Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series C Shares designated for redemption will not affect the redemption of any other Series C Shares. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of Series C Shares to be redeemed and, if less than all the Series C Shares held by the holder are to be redeemed, the number of Series C Shares to be redeemed from the holder;

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the redemption price; and

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the place or places where the Series C Shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series C Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series C Shares so called for redemption, then, on and after the redemption date, those Series C Shares will no longer be deemed outstanding and all rights of the holders of those Series C Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
In the case of any redemption of only part of the Series C Shares at the time outstanding, the Series C Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series C Shares shall be redeemed from time to time.
Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series C Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series C Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to the redemption of the Series C Shares.

Neither the holders of the Series C Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Shares.
Liquidation Rights
In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series C Shares will be entitled to receive an amount per Share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $1,000 per Series C Share (equivalent to $25 per depositary share) plus, the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. Holders of the Series C Shares will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series C Shares with respect to that distribution.
If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series C Shares and all holders of any shares of our stock having the same rank as the Series C Shares with respect to any such distribution, the amounts paid to the holders of Series C Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Series C Share has been paid in full to all holders of Series C Shares and the liquidation preference of any other shares having the same rank as the Series C Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Voting Rights
The holders of Series C Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series C Shares will have one vote per Series C Share (or one vote per 40 depositary shares) on any matter on which holders of Series C Shares are entitled to vote, including any action by written consent.
Right to Elect Two Directors Upon Non-Payment of Dividends
If and whenever the dividends on the Series C Shares and any other class or series of our stock that ranks on parity with Series C Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six quarterly dividends (whether or not consecutive), the authorized number of our directors then constituting our Board of Directors will automatically be increased by two. Holders of Series C Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series C Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board of Directors shall at no time have more than two Preferred Stock Directors.
At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series C Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series C Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series C Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.
The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series C Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
If full dividends have been paid on the Series C Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full then the right of the holders of Series C Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our Board of Directors will be reduced accordingly.
Other Voting Rights
So long as any Series C Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series C Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:
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authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series C Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series C Shares; or

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amend, alter or repeal the provisions of our Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series C Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series C Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series C Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series C Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Under Wisconsin law, the vote of the holders of a majority of the outstanding Series C Shares, voting as a separate voting group, is required for:

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certain amendments to our Amended and Restated Articles of Incorporation impacting the Series C Shares;

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the approval of any dividend payable in Series C Shares to holders of shares of another class or series of our stock;

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the approval of any proposed share exchange that includes Series C Shares; or

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the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Amended and Restated Articles of Incorporation, would require action on the proposed amendment.

Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series C Shares to vote separately as a group on a plan of merger does not apply if:
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the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation in effect prior to the merger;

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each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

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the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series C Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Shares to effect the redemption.
Depositary, Transfer Agent, Registrar and Paying Agent
Wells Fargo Bank, N.A. is the depositary, transfer agent, registrar and paying agent for the Series C Shares.
5.375% Non-Cumulative Perpetual Preferred Stock, Series D
As of June 1, 2021 there were 99,458 shares of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series D Preferred Stock” or the “Series D Shares”) issued and outstanding. The depositary is the sole holder of the Series D Preferred Stock, as described under “Depositary Shares Representing the Series D Shares” below, and all references in this prospectus to the holders of the Series D Shares shall mean the depositary. However, the holders of the depositary shares representing the Series D Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series D Shares, as described under “Depositary Shares Representing the Series D Shares.” This summary of the Series D Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series D Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.
Each holder of Series D Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series D Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we do not declare dividends or do not pay dividends in full on the Series D Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable.

The Series D Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series D Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series D Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “— Liquidation Rights.”
The Series D Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series D Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series D Shares.
Ranking
The Series D Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series C Shares. The Series D Shares rank equally with our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, and our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.
During any Dividend Period (as defined below), so long as any Series D Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series D Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series D Shares that have been called for redemption as described below under “Redemption”:
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no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

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no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us.

On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series D Shares and other equity securities designated as ranking on parity with the Series D Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series D Shares and the dividend parity stock shall be shared:
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first ratably by the holders of any such shares, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

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thereafter by the holders of these shares on a pro rata basis.

We have agreed, in the Articles of Amendment to our Amended and Restated Articles of Incorporation establishing the terms of the Series D Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series D Shares.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series D Shares from time to time out of any funds legally available for such payment, and the Series D Shares shall not be entitled to participate in any such dividend.
Dividends
General
Dividends on the Series D Shares are not mandatory. Holders of Series D Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series D Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.375%, applied to the fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series D Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series D Shares commenced upon (and included) the date of original issuance of the Series D Shares. If additional Series D Shares are issued at a future date, the first Dividend Period for such Series D Shares will commence upon (and include) (i) if the Series D Shares are issued on a Dividend Payment Date, the date on which the Series D Shares were issued and (ii) if the Series D Shares are not issued on a Dividend Payment Date, the most recent Dividend Payment Date preceding the date on which the Series D Shares were issued.
Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series D Shares. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.
The dividend payable per Series D Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment.
Dividends on shares of the Series D Preferred Stock are not cumulative and are not mandatory. If our Board of Directors (or a duly authorized committee of the Board) does not declare a dividend on the Series D Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our Board of Directors (or a duly authorized committee of the Board) declares a dividend on the Series D Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the “accrual” (or similar terms) of dividends in this prospectus refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series D Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve Board (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency, as defined below), is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.
Redemption
Optional Redemption
The Series D Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series D Shares may be redeemed on or after September 15, 2021 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series D Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those

Series D Shares on and after the redemption date. Neither the holders of Series D Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Shares.
Redemption Following a Regulatory Capital Event
We may redeem the Series D Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series D Shares; (ii) any proposed change in those laws or regulations that is announced after the Issue Date (the “Issue Date”); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference of the Series D Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series D Share is outstanding. Dividends will not accrue on those Series D Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.
Redemption Price
The redemption price for any redemption of Series D Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series D Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date.
Redemption Procedures
If Series D Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series D Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series D Shares or the depositary shares representing the Series D Shares are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series D Shares designated for redemption will not affect the redemption of any other Series D Shares. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of Series D Shares to be redeemed and, if less than all the Series D Shares held by the holder are to be redeemed, the number of Series D Shares to be redeemed from the holder;

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the redemption price; and

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the place or places where the Series D Shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series D Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series D Shares so called for redemption, then, on and after the redemption date, those Series D Shares will no longer be deemed outstanding and all rights of the holders of those Series D Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
In the case of any redemption of only part of the Series D Shares at the time outstanding, the Series D Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series D Shares shall be redeemed from time to time.
Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series D Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series D Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Series D Shares.
Neither the holders of the Series D Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Shares.
Liquidation Rights
In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series D Shares will be entitled to receive an amount per Share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $1,000 per Series D Share (equivalent to $25 per depositary share) plus, the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. Holders of the Series D Shares will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series D Shares with respect to that distribution.
If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series D Shares and all holders of any shares of our stock having the same rank as the Series D Shares with respect to any such distribution, the amounts paid to the holders of Series D Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Series D Share has been paid in full to all holders of Series D Shares and the liquidation preference of any other shares having the same rank as the Series D Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series D Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series D Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights
The holders of Series D Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series D Shares will have one vote per Series D Share (or one vote per 40 depositary shares) on any matter on which holders of Series D Shares are entitled to vote, including any action by written consent.
Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series D Preferred Stock, become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a “controlling influence”) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.
Right to Elect Two Directors upon Non-Payment of Dividends
If and whenever the dividends on the Series D Shares and any other class or series of our stock that ranks on parity with Series D Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid (i) in the case of the Series D Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our Board of Directors will automatically be increased by two. Holders of Series D Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series D Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board of Directors shall at no time have more than two Preferred Stock Directors.
At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series D Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series D Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series D Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.
The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series D Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Whenever full dividends have been paid on the Series D Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full then the right of the holders of Series D Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our Board of Directors will be reduced accordingly.
Other Voting Rights
So long as any Series D Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series D Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:
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authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series D Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series D Shares; or

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amend, alter or repeal the provisions of our Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series D Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series D Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series D Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series D Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Under Wisconsin law, the vote of the holders of a majority of the outstanding Series D Shares, voting as a separate voting group, is required for:
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certain amendments to our Amended and Restated Articles of Incorporation impacting the Series D Shares;

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the approval of any dividend payable in Series D Shares to holders of shares of another class or series of our stock;

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the approval of any proposed share exchange that includes Series D Shares; or

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the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Amended and Restated Articles of Incorporation, would require action on the proposed amendment.

Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series D Shares to vote separately as a group on a plan of merger does not apply if:
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the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation in effect prior to the merger;

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each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

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the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series D Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series D Shares to effect the redemption.
Depositary, Transfer Agent, Registrar and Paying Agent
Wells Fargo Bank, N.A. is the depositary, transfer agent, registrar and paying agent for the Series D Shares.
5.875% Non-Cumulative Perpetual Preferred Stock, Series E
As of June 1, 2021, there were 100,000 shares of our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series E Preferred Stock” or the “Series E Shares”) issued and outstanding. The depositary is the sole holder of the Series E Preferred Stock, as described under “Depositary Shares Representing the Series E Shares” below, and all references in this prospectus to the holders of the Series E Shares shall mean the depositary. However, the holders of the depositary shares representing the Series E Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series E Shares, as described under “Depositary Shares Representing the Series E Shares.” This summary of the Series E Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series E Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.
Each holder of Series E Shares is entitled to receive cash dividends only when, as and if declared out of assets legally available for payment in respect of the Series E Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will not be cumulative. If we do not declare dividends or do not pay dividends in full on the Series E Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable.
The Series E Shares have a stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series E Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series E Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “— Liquidation Rights.”
The Series E Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series E Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series E Shares.
Ranking
The Series E Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series C Shares. The Series E Shares rank equally with our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, and our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, and at least equally with any other series of preferred stock ranking equal to the Series E Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.
During any Dividend Period (as defined below), so long as any Series E Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series E Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series E Shares that have been called for redemption as described below under “— Redemption”:
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no dividend whatsoever may be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

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no common stock or other junior stock may be purchased, redeemed or otherwise acquired for consideration by us.

On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series E Shares and other equity securities designated as ranking on parity with the Series E Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series E Shares and the dividend parity stock shall be shared:
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first, ratably by the holders of any such shares, if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the declared and unpaid dividends and the undeclared and unpaid dividends relating to prior Dividend Periods; and

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thereafter by the holders of the Series E Shares and dividend parity stock on a pro rata basis.

We have agreed, in the articles of amendment to our amended and restated articles of incorporation establishing the terms of the Series E Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series E Shares.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series E Shares from time to time out of any funds legally available for such payment, and the Series E Shares shall not be entitled to participate in any such dividend.
Dividends
General
Dividends on the Series E Shares are not mandatory. Holders of Series E Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series E Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.875%, applied to the stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share).
Dividends on the Series E Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series E Shares commenced upon (and included) the date of original issuance of the Series E Shares. If additional Series E Shares are issued at a future date, the first Dividend Period for such Series E Shares will commence upon (and include) (i) the date of issue, if issued on a Dividend Payment Date, or (ii) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share. We will not issue such additional depositary shares unless such shares are fungible for U.S. federal income tax purposes with the Series E Shares.
Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series E Shares.
The dividend payable per Series E Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.
Dividends on shares of the Series E Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series E Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series E Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the “accrual” (or similar terms) of dividends in this prospectus refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series E Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency), as defined below, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.
Redemption
Optional Redemption
The Series E Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series E Shares may be redeemed on or after December 15, 2023 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series E Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series E Shares on and after the redemption date. Neither the holders of Series E Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series E Shares.
Redemption Following a Regulatory Capital Event
We may redeem the Series E Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series E Shares (the “Issue Date”); (ii) any proposed change in those laws or regulations that is announced after the Issue Date; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the stated liquidation preference value of the Series E Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series E Share is outstanding. Dividends will not accrue on those Series E Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.

Redemption Price
The redemption price for any redemption of Series E Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series E Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods to the redemption date, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date.
Redemption Procedures
If Series E Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series E Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series E Shares or the depositary shares representing the Series E Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series E Shares designated for redemption will not affect the redemption of any other Series E Shares. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of Series E Shares to be redeemed and, if less than all the Series E Shares held by the holder are to be redeemed, the number of Series E Shares to be redeemed from the holder;

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the redemption price; and

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the place or places where the Series E Shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series E Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series E Shares so called for redemption, then, on and after the redemption date, those Series E Shares will no longer be deemed outstanding and all rights of the holders of those Series E Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
In the case of any redemption of only part of the Series E Shares at the time outstanding, the Series E Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions hereof, the board of directors will have the full power and authority to prescribe the terms and conditions upon which Series E Shares shall be redeemed from time to time.
Under the Federal Reserve’s current risk-based capital rules applicable to bank holding companies, any redemption of the Series E Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series E Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Series E Shares.
Neither the holders of the Series E Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series E Shares.
Liquidation Rights
In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series E Shares will be entitled to receive an amount per Series E Share (the “Total

Liquidation Amount”) equal to a stated amount of $1,000 per Share (equivalent to $25 per depositary share) plus (i) the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, (ii) if applicable, a portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made, pro-rated for the number of days in such Dividend Period prior to the date of such liquidation distribution. Holders of the Series E Shares will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series E Shares with respect to that distribution.
If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series E Shares and all holders of any shares of our stock having the same rank as the Series E Shares with respect to any such distribution, the amounts paid to the holders of Series E Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Series E Share has been paid in full to all holders of Series E Shares and the liquidation preference of any other shares having the same rank as the Series E Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series E Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series E Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Voting Rights
The holders of Series E Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series E Shares will have one vote per Share (or one vote per 40 depositary shares) on any matter on which holders of Series E Shares are entitled to vote, including any action by written consent.
Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series E Preferred Stock, become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a “controlling influence”) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.
Right to Elect Two Directors Upon Non-Payment of Dividends
If and whenever the dividends on the Series E Shares and any other class or series of our stock that ranks on parity with Series E Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid (i) in the case of the Series E Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our board of directors will automatically be increased by two. Holders of Series E Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series E Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.
At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series E Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series E Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series E Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.
The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series E Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Whenever full dividends have been paid on the Series E Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of Series E Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.
Other Voting Rights
So long as any Series E Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series E Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:
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authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series E Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series E Shares; or

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amend, alter or repeal the provisions of our amended and restated articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series E Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series E Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series E Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series E Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Under the Wisconsin Business Corporation Law, the vote of the holders of a majority of the outstanding Series E Shares, voting as a separate voting group, is required for:
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certain amendments to the articles of incorporation impacting the Series E Shares;

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the approval of any dividend payable in Series E Shares to holders of shares of another class or series of our stock;

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the approval of any proposed share exchange that includes Series E Shares; or

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the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require shareholder action on the proposed amendment.

Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series E Shares to vote separately as a group on a plan of merger does not apply if:
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the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation as in effect prior to the merger;

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each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

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the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series E Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series E Shares to effect the redemption.
Depositary, Transfer Agent, Registrar and Paying Agent
Equiniti Trust Company will act as depositary, transfer agent, registrar and paying agent for the Series E Shares.
5.625% Non-Cumulative Perpetual Preferred Stock, Series F
As of June 1, 2021, there were 100,000 shares of our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series F Preferred Stock” or the “Series F Shares”) issued and outstanding. The depositary is the sole holder of the Series F Preferred Stock, as described under “Depositary Shares Representing the Series F Shares” below, and all references in this prospectus to the holders of the Series F Shares shall mean the depositary. However, the holders of the depositary shares representing the Series F Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series F Shares, as described under “Depositary Shares Representing the Series F Shares.” This summary of the Series F Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series F Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us.
Each holder of Series F Shares is entitled to receive cash dividends only when, as and if declared out of assets legally available for payment in respect of the Series F Shares by our board of directors or a duly authorized committee of the board in their sole discretion. Dividends are not cumulative. If we do not declare dividends or do not pay dividends in full on the Series F Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable.
The Series F Shares have a stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series F Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Share equal to the liquidation preference per Series F Share plus an amount with respect to dividends as and to the extent described below under “— Liquidation Rights.”
The Series F Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series F Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series F Shares.
Ranking
The Series F Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series C Shares. The Series F Shares will rank equally with our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, and our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, and at least equally with any other series of preferred stock ranking equal to the Series F Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.
During any Dividend Period (as defined below), so long as any Series F Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series F Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series F Shares that have been called for redemption as described below under “— Redemption”:
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no dividend whatsoever may be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

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no common stock or other junior stock may be purchased, redeemed or otherwise acquired for consideration by us.

On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series F Shares and other equity securities designated as ranking on parity with the Series F Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series F Shares and the dividend parity stock shall be shared:
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first, ratably by the holders of any such shares, if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the declared and unpaid dividends and the undeclared and unpaid dividends relating to prior Dividend Periods; and

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thereafter by the holders of the Series F Shares and dividend parity stock on a pro rata basis.

We have agreed, in the articles of amendment to our amended and restated articles of incorporation establishing the terms of the Series F Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series F Shares.
Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series F Shares from time to time out of any funds legally available for such payment, and the Series F Shares shall not be entitled to participate in any such dividend.
Dividends
General
Dividends on the Series F Shares are not mandatory. Holders of Series F Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series F Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.625%, applied to the stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share).
Dividends on the Series F Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series F Shares commenced upon (and included) the date of original issuance of the Series F Shares. If additional Series F Shares are issued at a future date, the first Dividend Period for such Series F Shares will commence upon (and include) (i) the date of issue, if issued on a Dividend Payment Date, or (ii) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share. We will not issue such additional depositary shares unless such shares are fungible for U.S. federal income tax purposes with the Series F Preferred Stock.
Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series F Shares.
The dividend payable per Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.
Dividends on shares of the Series F Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series F Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series F Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the “accrual” (or similar terms) of dividends in this section refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series F Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency), as defined below, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.
Redemption
Optional Redemption
The Series F Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series F Shares may be redeemed on or after September 15, 2025 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series F Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate

Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series F Shares on and after the redemption date. Neither the holders of Series F Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series F Shares.
Redemption Following a Regulatory Capital Event
We may redeem the Series F Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series F Shares (the “Issue Date”); (ii) any proposed change in those laws or regulations that is announced after the Issue Date; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the stated liquidation preference value of the Series F Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series F Share is outstanding. Dividends will not accrue on those Series F Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.
Redemption Price
The redemption price for any redemption of Series F Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series F Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods to the redemption date, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date.
Redemption Procedures
If Series F Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series F Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series F Shares or the depositary shares representing the Series F Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series F Shares designated for redemption will not affect the redemption of any other Series F Shares. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of Series F Shares to be redeemed and, if less than all the Series F Shares held by the holder are to be redeemed, the number of Series F Shares to be redeemed from the holder;

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the redemption price; and

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the place or places where the Series F Shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series F Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series F Shares so called for redemption, then, on and after the redemption date, those Series F Shares will no longer be deemed outstanding and all rights of the holders of those Series F Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.
In the case of any redemption of only part of the Series F Shares at the time outstanding, the Series F Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions hereof, the board of directors will have the full power and authority to prescribe the terms and conditions upon which Series F Shares shall be redeemed from time to time.
Under the Federal Reserve’s current risk-based capital rules applicable to bank holding companies, any redemption of the Series F Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series F Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Series F Shares.
Neither the holders of the Series F Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series F Shares.
Liquidation Rights
In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series F Shares will be entitled to receive an amount per Series F Share (the “Total Liquidation Amount”) equal to a stated amount of $1,000 per Share (equivalent to $25 per depositary share) plus (i) the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, (ii) if applicable, a portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made, pro-rated for the number of days in such Dividend Period prior to the date of such liquidation distribution. Holders of the Series F Shares will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series F Shares with respect to that distribution.
If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series F Shares and all holders of any shares of our stock having the same rank as the Series F Shares with respect to any such distribution, the amounts paid to the holders of Series F Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Series F Share has been paid in full to all holders of Series F Shares and the liquidation preference of any other shares having the same rank as the Series F Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series F Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.
Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series F Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights
The holders of Series F Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series F Shares will have one vote per Share (or one vote per 40 depositary shares) on any matter on which holders of Series F Shares are entitled to vote, including any action by written consent.
Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series F Preferred Stock, become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a “controlling influence”) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.
Right to Elect Two Directors Upon Non-Payment of Dividends
If and whenever the dividends on the Series F Shares and any other class or series of our stock that ranks on parity with Series F Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid (i) in the case of the Series F Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our board of directors will automatically be increased by two. Holders of Series F Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series F Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.
At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series F Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series F Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series F Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.
The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series F Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Whenever full dividends have been paid on the Series F Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of Series F Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.
Other Voting Rights
So long as any Series F Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series F Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:
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authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series F Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series F Shares; or

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amend, alter or repeal the provisions of our amended and restated articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series F Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series F Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series F Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series F Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
Under the Wisconsin Business Corporation Law, the vote of the holders of a majority of the outstanding Series F Shares, voting as a separate voting group, is required for:
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certain amendments to the articles of incorporation impacting the Series F Shares;

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the approval of any dividend payable in Series F Shares to holders of shares of another class or series of our stock;

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the approval of any proposed share exchange that includes Series F Shares; or

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the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require shareholder action on the proposed amendment.

Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series F Shares to vote separately as a group on a plan of merger does not apply if:
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the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation as in effect prior to the merger;

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each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

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the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series F Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series F Shares to effect the redemption.
Depositary, Transfer Agent, Registrar and Paying Agent
Equiniti Trust Company will act as depositary, transfer agent, registrar and paying agent for the Series F Shares.
DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.
The following summary of the deposit agreement, the depositary shares, and the depositary receipts is not complete. We will file the forms of the deposit agreement and depositary receipts with the SEC promptly after the offering of the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange, and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
When appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock. These distributions will be in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion and Exchange
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption of Depositary Shares
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting Preferred Stock
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary with regard to how the preferred stock underlying the holder’s depositary shares should be voted.
The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares, however, will be effective only if approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

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all preferred stock of the relevant series has been withdrawn; or

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there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding-up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility under the deposit agreement.
Miscellaneous
We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.
If the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement, neither the depositary nor we will be liable. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon documents believed to be genuine, written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S., and it must have a combined capital and surplus of at least $50 million.
Depositary Shares Representing the Series C Shares, the Series D Shares, the Series E Shares, and Series F Shares
As of June 1, 2021, there were 2,600,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series C Share, issued and outstanding, and 3,978,320 depositary shares outstanding, each representing a 1/40th ownership interest in a Series D Share, issued and outstanding, 4,000,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series E Share, issued and outstanding, and 4,000,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series F Share, issued and outstanding. We deposited the underlying Series C Shares and Series D Shares with a depositary, in each case pursuant to a deposit agreement among us, Wells Fargo Bank, N.A. (n/k/a Equiniti Trust Company), acting as depositary, and the holders from time to time of the depositary receipts evidencing the respective depositary shares. We deposited the underlying Series E Shares and Series F Shares with a depositary, in each case pursuant to a deposit agreement among us, Equiniti Trust Company, acting as depositary, and the holders from time to time of the depositary receipts evidencing the respective depositary shares.
Subject to the terms of the respective deposit agreements, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a Series C Share, Series D Share, Series E Share, or Series F Share, as the case may be, represented by that depositary share, to all the rights and preferences of the Series C Share, Series D Share, Series E Share, or Series F Share represented thereby (including dividend, voting, redemption and liquidation rights). This description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, including our Articles of Amendment with respect to the Series C Share, Series D Share, Series E Share, and Series F Share, which have been filed as exhibits to our SEC filings.

DESCRIPTION OF WARRANTS
This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement, and any general terms outlined in this section that will not apply to those warrants.
We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.
In this section, we have summarized the material terms and provisions of the warrant agreements and warrants. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.
General
If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following, if applicable:
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the offering price;

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the currencies in which the warrants are being offered;

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the designation, aggregate principal amount, currencies, denominations, and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

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the designation and terms of any series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share, or other security;

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the date on and after which the holder of the warrants can transfer them separately from the related securities;

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the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

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the date on which the right to exercise the warrants begins and the date on which the right expires;

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whether the warrants will be in registered or bearer form;

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U.S. federal income tax consequences; and

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any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:
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the offering price;

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the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number, and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

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the designation and terms of the series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share, or other security;

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the date on and after which the holder of the warrants can transfer them separately from the related securities;

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the number of shares of preferred stock, depositary shares, or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares, or common stock may be purchased upon each exercise;

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the date on which the right to exercise the warrants begins and the date on which the right expires;

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U.S. federal income tax consequences; and

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any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock, or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock, or other securities, including any right to receive dividends or to exercise any voting rights.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares, or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
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delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

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properly completing and signing the reverse side of the warrant certificate representing the warrants; and

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delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares, or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then-outstanding unexercised warrants affected by the modification or amendment consent. No modification or amendment that accelerates the expiration date, however, or increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.
Common Stock Warrant Adjustments.   Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
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we issue capital stock as a dividend or distribution on the common stock;

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we subdivide, reclassify, or combine the common stock;

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we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

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we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

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any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock, or securities convertible into or exchangeable for common stock.
Holders of common stock warrants may have additional rights under the following circumstances:
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A reclassification or change of the common stock;

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A consolidation, merger or share exchange involving our Company; or

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A sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale, or conveyance if they had exercised their common stock warrants immediately before the transaction.
DESCRIPTION OF UNITS
We may issue securities as part of a unit consisting of any combination of the debt securities, common stock, preferred stock, depositary shares and warrants described in this prospectus. The terms of a series of units may be described in a unit agreement between us and a bank or trust corporation as unit agent. The applicable prospectus supplement will describe the specific terms of any units.
CERTAIN ERISA CONSIDERATIONS
The discussion herein of ERISA is general in nature and is not intended to be all-inclusive. Any fiduciary of an employee benefit plan considering an investment by the plan in the securities should consult with its legal advisors regarding the consequences of such investment.
General
A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider whether the investment satisfies ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the tax code prohibit a wide range of transactions involving the assets of a plan subject to ERISA, or the assets of an individual retirement account or plan subject to section 4975 of the tax code, or any entity in which such plan invests whose assets are deemed plan assets under ERISA, referred to as an ERISA plan, and persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified person,” within the meaning of the tax code). Such transactions may require “correction” and may cause (i) the ERISA plan fiduciary to incur certain liabilities, (ii) the parties in interest or disqualified persons to be subject to excise taxes, and (iii) the ERISA plan to experience adverse tax consequences.
Governmental plans and certain church plans (each as defined under ERISA) are not subject to ERISA’s fiduciary duty and prohibited transaction rules. Such plans may, however, be subject to federal, state, or local laws or regulations that may affect their investment in the securities. Any fiduciary of such a governmental or church plan considering an investment in the securities should determine the effect of such laws or regulations on a purchase of securities by such plan.
Prohibited Transactions
We may be a party in interest or disqualified person with respect to an ERISA plan investing in the securities. Therefore, such investment by an ERISA plan may give rise to a prohibited transaction in the form of either a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring such securities for, or on behalf of, an ERISA plan should determine either that we are not a party in interest or disqualified person with respect to the ERISA plan or that a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the securities or that such investment in, or acquisition of, such securities will not result in a prohibited transaction.
The statutory or administrative prohibited transaction class exemptions, each a “PTCE”, from the prohibited transaction rules under ERISA and the tax code that may be available to an ERISA plan that is investing in the securities, include the following ERISA investor exemptions:
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PTCE 90-1, regarding investments by insurance company pooled separate accounts;

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PTCE 91-38, regarding investments by bank collective investment funds;

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PTCE 84-14, regarding transactions effected by qualified professional asset managers;

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PTCE 96-23, regarding transactions effected by in-house managers;

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PTCE 95-60, regarding investments by insurance company general accounts; and

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ERISA Section 408(b)(17) and tax code section 4975(d)(20) regarding certain transactions between an ERISA plan and a party in interest or disqualified person which is a service provider to the ERISA plan or related to such service provider

The acquisition of securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan will be deemed to constitute a representation by such person or entity to us either that we are not a disqualified person or party in interest with respect to the ERISA plan or that such person or entity is eligible for exemptive relief available pursuant to either the ERISA prohibited transaction exemptions or another applicable prohibited transaction exemption with respect to the acquisition and holding of such securities.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, section 4975 of the tax code and any similar laws to such investment and whether an exemption would be applicable to the purchase and holding (and, to the extent applicable, disposition) of the depositary shares. The acquisition, holding and, to the extent relevant, disposition of any of the securities by or to any ERISA plan or other plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular ERISA plan or other plan, or that such an investment is appropriate for plans generally or any particular ERISA plan or other plan.
GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC. We understand that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities, except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co. as the registered holder of these securities.
We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC’s participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations, some of whom (and/or their representatives) own DTE. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
Persons that are not participants or indirect participants but desire to purchase, sell, or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary, or warrant agent as registered holders of the securities entitled to the benefits of our Amended and Restated Articles of Incorporation or the applicable indenture, deposit agreement, or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
Under the rules, regulations, and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
Because DTC can act only on behalf of:
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participants, who in turn act only on behalf of participants or indirect participants, and

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certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We understand that DTC will take any action permitted to be taken by a registered holder of any securities under our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement, or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.
Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
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DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

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we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

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there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for reregistration, the registrar, transfer agent, trustee, depositary, or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement and/or warrant agreement.
Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer, or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Associated Banc-Corp, the trustee, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.
If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of debt securities outside the U.S. through Clearstream

Banking, societe anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations and may include the underwriters for a particular offering of debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
Distributions with respect to permanent global debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to interests in permanent global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Global Clearance and Settlement Procedures
Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global debt securities, initial settlement for permanent global debt securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules and accordingly secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.
If the prospectus supplement specifies that interests in the permanent global debt securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in permanent global debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in permanent global debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in permanent global debt securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in permanent global debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global debt securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.
We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe are accurate, but we assume no responsibility for the accuracy of the information. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.
PLAN OF DISTRIBUTION
Sales by Us
We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.
Underwriters, dealers, and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; these activities, if commenced, may be discontinued without notice at any time.
We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, when applicable, the nature of the underwriters’ obligations with respect to the auction.
If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.
If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
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commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.
We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.
If we offer bearer debt securities under this prospectus, each underwriter, dealer, and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell, or deliver bearer debt securities to a U.S. citizen or to any person within the U.S., unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the New York Stock Exchange. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.
Underwriters, dealers, and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.
Sales by Selling Security Holders
The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:
•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•
an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•
ordinary brokerage transactions and transactions in which the broker solicits purchases;

•
an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•
privately negotiated transactions, directly or through agents;

•
short sales;

•
through the writing of options on the securities, whether or the options are listed on an options exchange;

•
through the distribution of the securities by any security holders to its partners, members or shareholders;

•
one or more underwritten offerings;

•
agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•
any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.
The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker- dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.
We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.
We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:
•
the aggregate number of securities to be sold;

•
the purchase price;

•
the public offering price;

•
if applicable, the names of any underwriter, agent or broker-dealer; and

•
any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.
LEGAL MATTERS
The validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.
EXPERTS
The consolidated financial statements of Associated Banc-Corp as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuances and Distribution.
The following table sets forth those expenses to be incurred by Associated Banc-Corp in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.
SEC registration fee	$(1)
Printing, engraving, and postage expenses	(2)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)
The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
The Registrant is incorporated under the Wisconsin Business Corporation Law. Under Section 180.0851 of the Wisconsin Business Corporation Law, the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Pursuant to Section 180.0852 of the Wisconsin Business Corporation Law, the Registrant’s Amended and Restated Articles of Incorporation, as amended, may limit the foregoing obligations. Section 180.0858 of the Wisconsin Business Corporation Law provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s Amended and Restated Articles of Incorporation, as amended, Amended and Restated Bylaws, a written agreement between the director or officer and the Registrant or a resolution adopted by the Board of Directors or adopted by majority vote of the Registrant’s shareholders.
Section 180.0859 of the Wisconsin Business Corporation Law provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses, and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the Wisconsin Business Corporation Law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale, or purchase of securities.
The Registrant’s Amended and Restated Articles of Incorporation contains no provisions in relation to the indemnification of directors and officers of the Registrant.
Article XI of the Registrant’s Amended and Restated Bylaws (“Article XI”) authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the Wisconsin Business Corporation Law as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee, or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration, or other proceeding, whether formal or informal (including, but not limited to, any act or failure to act alleged or determined (i) to have been negligent; (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833 and 180.1202 of the Wisconsin Business Corporation Law, or any successor thereto, regarding loans to directors, improper dividends and distributions of assets, which involves foreign, federal, state or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee or agent was a party because he or she is a director, officer, employee or agent.
Item 16.   Exhibits.
Number	Description
1.1	Form of Distribution Agreement*
1.2	Form of Underwriting Agreement*
3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3 of the Quarterly Report on 10-Q filed on May 8, 2006
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp regarding the rights and preferences of preferred stock, effective April 25, 2012, incorporated by reference to Exhibits 3.1 and 4.1 to the Current Report on Form 8-K filed on April 25, 2012
3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated
Banc-Corp with respect to its 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, dated
June 4, 2015, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on
June 8, 2015
3.5	Articles of Correction filed with the Wisconsin Department of Financial Institutions on June 14, 2016, incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q filed on July 28, 2016
3.6	Certificate Related to Series A Preferred Stock dated August 15, 2016, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 16, 2016
3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated
Banc-Corp with respect to its 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, dated
September 12, 2016, incorporated by reference to Exhibits 3.1 and 4.1 to the Current Report on
Form 8-K filed on September 15, 2016
3.8	Amended and Restated Bylaws of Associated Banc-Corp, incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on May 1, 2019
3.9	Text of Amendments to the Amended and Restated Bylaws of Associated Banc-Corp, incorporated by reference to Exhibit 3 to the Current Report on Form 8-K filed on February 5, 2021
3.10	Amended and Restated Bylaws of Associated Banc-Corp, as amended through February 2, 2021 (complete version) incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2020
3.10	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to its 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, dated September 21, 2018, incorporated by reference to Exhibit 3.1, 4.1 to the Current Report on Form 8-K filed on September 26, 2018
3.11	Certificate relating to the Series B Preferred Stock dated October 23, 2018, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on October 26, 2018

Number	Description
3.12	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to its 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, dated June 10, 2020, incorporated by reference to Exhibit 3.1, 4.1 to the Current Report on Form 8-K filed June 20, 2020
4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4(A) of Registration Statement on Form S-3 filed on April 25, 2001
4.2	Specimen Preferred Stock Certificate*
4.3	Indenture, dated as of March 14, 2011, between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on March 28, 2011
4.4	Subordinated Indenture, dated as of November 13, 2014, between Associated Banc-Corp and The
Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to
Exhibit 4.1 to Report on Form 8-K filed on November 18, 2014
4.5	Form of Deposit Agreement, including form of Depositary Receipt*
4.6	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate*
4.7	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate*
4.8	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate*
5.1	Opinion of Godfrey & Kahn, S.C.
23.1	Consent of KPMG LLP
23.2	Godfrey & Kahn, S.C. (included in Exhibit 5.1)
24.1	Powers of Attorney of directors of Associated Banc-Corp
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Senior Indenture
25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. under the Subordinated Indenture

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17.   Undertakings.
(a)
The undersigned hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus file pursuant to Rule 424(b) that is part of this Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated by reference or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 8th day of June, 2021.
ASSOCIATED BANC-CORP
By:
/s/ Andrew J. Harmening

Name:
Andrew J. Harmening

Title:
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Date
/s/ Andrew J. Harmening Andrew J. Harmening President and Chief Executive Officer (Principal Executive Officer)	June 8, 2021
/s/ Christopher J. Del Moral-Niles Christopher J. Del Moral-Niles Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 8, 2021
/s/ Tammy C. Stadler Tammy C. Stadler Executive Vice President, Corporate Controller and Principal Accounting Officer	June 8, 2021
Directors: John F. Bergstrom, R. Jay Gerken, Judith P. Greffin, Michael J. Haddad, Robert A. Jeffe, Eileen A. Kamerick, Gale E. Klappa, Cory L. Nettles, Karen T. van Lith and John (Jay) B. Williams
By: /s/Randall J. Erickson Randall J. Erickson Attorney-In-Fact*	June 8, 2021

*
Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

S-1